UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

SEVEN STARS CLOUD GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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SEVEN STARS CLOUD GROUP, INC.

55 Broadway, 19th Floor,

New York, NY 10006

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE

PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Information Concerning the Actions by Written Consent

This Information Statement is being furnished to the shareholders of Seven Stars Cloud Group, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for the purpose of informing our shareholders that, on August 3, 2018, our board of directors approved by written consent, and on August 28, 2018 the shareholders holding a majority of the voting power of the Company also approved by written consent,

1.	an amendment of the Articles of Incorporation (the “Amendment”) of the Company to change our name from Seven Stars Cloud Group, Inc. to “Ideanomics, Inc.”

2.	the amendment and restatement of our 2010 Equity Incentive Plan, a copy of such amended and restated plan is included as Appendix A to this Information Statement (the “Plan”), to increase the number of shares authorized for issuance under the Plan to 31,500,000 and so that the term of the Plan shall be until August 31, 2028.

3.	the issuance (the “Share Issuance”) of (i) 16,500,000 shares of our common stock issuable upon the conversion of a promissory note held by BT Capital Global Limited, a British Virgin Islands Company.

Under the laws of the State of Nevada and our bylaws, shareholder action may be taken by written consent without a meeting of the shareholders. The written consent of our board of directors and the written consent of the shareholders holding a majority of the voting power of the Company are sufficient to approve the Amendment, the Share Issuance and the Plan. Therefore, no proxies or consents were or are being solicited in connection with the Amendment, the Share Issuance and the Plan.

We intend to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Amendment. The proposed Certificate of Amendment, attached hereto as Appendix B, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We expect the filing will be made within a few days after the date that is 20 days from the date this Information Statement is disseminated to our shareholders. We intend to issue a press release announcing the effective date of the name change and our new trading symbol.

Record Date

Our board of directors has fixed the close of business on August 6, 2018 (the “Record Date”), as the record date for determining our shareholders who are entitled to receive this Information Statement. Only our shareholders of record as of the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the record date: 73,142,299 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately 350 shareholders of record, with each of those shares being entitled to one (1) vote; 7,000,000 shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by 1 shareholder of record, with the holders thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock.

Shareholders as of the Record Date who did not consent to the Amendment, the Share Issuance nd the Plan are not entitled to dissenters’ rights or appraisal rights in connection with the Amendment, the Plan or the Share Issuance under the laws of the State of Nevada or under our bylaws.

Expenses

The cost of preparing and furnishing this Information Statement will be borne by us. We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the Record Date.

Shareholders Sharing an Address

We will deliver, or cause to be delivered, only one copy of this Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to promptly deliver, or cause to be promptly delivered, upon written or oral request, a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement by contacting us at the address set forth above. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address set forth above.

Information Regarding the Amendment

Reasons for Name Change

The board of directors believes the change of our name from “Seven Stars Cloud Group, Inc.” to “Ideanomics, Inc.” will be in our best interests as the new name reflects the Company’s new direction and strategy. The Company selected a name that could better encompass and further establish its identity in the industry and to align with the Company's vision and mission for transforming traditional assets and their associated industries into the asset digitization era.

Approval of Name Change

On August 3, 2018, the Board approved and on August 28, 2018 the holders of 40,827,931 of the outstanding votes entitled to vote on the matter, representing 55.12% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Amendment. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Amendment, and no other vote or proxy is required of the shareholders.

Effect on Shareholders

The change of name will not affect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our Common Stock on the NASDAQ Capital Market. Following implementation of the Amendment, shareholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company’s transfer agent. Shareholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

No Appraisal Rights

Our shareholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Amendment.

Information Regarding the Plan

Reasons for the Adoption of the Plan

The board of directors believes that our ability to continue providing non-cash compensation and incentives in the form of incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares is crucial to our ability to attract, retain and motivate talented employees, officers, consultants and non-employee directors and that the adoption of the Plan is advisable and in our best interests.

Approval of the Plan

On August 3, 2018, the Board approved and on August 28, 2018 the holders of 40,827,931 of the outstanding votes entitled to vote on the matter, representing 55.12% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Plan. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Plan, and no other vote or proxy is required of the shareholders.

Summary of the Material Terms of the Plan

The material terms of the Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan in its entirety, which is set forth as Appendix A to this Information Statement.

Shares Available for Awards

The total number of shares of our common stock that may be subject to awards under the Plan is 31,500,000, which increases the number of shares authorized for issuance under the Plan by 27,500,000 shares. Under the Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator. No determination has been made regarding awards or grants under the Plan, or as to the benefits or amounts that will be received by or allocated to our non-employee directors, executive officers and other eligible employees under the Plan. We do not have any other equity incentive plans.

Eligibility

The persons eligible to receive awards under the Plan consist of our employees, directors and consultants.

Administration

The Plan shall be administered by the Board or a committee appointed by the Board, which committee shall be constituted to comply with applicable laws. If and so long as the common stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the administrator and the membership of any committee acting as administrator the requirements regarding (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns.

The plan administrator has the full authority to select those individuals eligible to receive awards and the amount and type of awards. Subject to the terms of the Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Type of Awards.  The following types of awards are available for grant under the 2018 Plan: incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares.

Stock Options

Grant of Options.  The Committee may award ISOs and NSOs (collectively referred to as “Options”) to grantees. The exercise price per share of an Option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. The Committee will determine the terms and conditions (including any performance requirements) under which an Option will become exercisable and will include such information in the award agreement.

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO to a grantee who owns more than ten percent of the total combined voting power of all classes of our outstanding stock (a “Ten Percent Stockholder”), the exercise price of the Option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an Option will constitute an ISO only (i) if the grantee is an employee of the Company or a subsidiary of the Company, (ii) to the extent such Option is specifically designated as an ISO in the related award agreement, and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Exercise of Options.  An Option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). If not exercised, Options will expire at such time as the Committee determines. However, no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Stockholder, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units. The Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted stock”). The Committee also may award to a participant-restricted stock units representing the right to receive shares of Common Stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period and/or the attainment of specified performance targets over such period. The Committee will determine the terms and conditions (including any performance requirements) for each award of restricted stock or restricted stock units and will include such information in the award agreement.

Effect of Certain Transactions.  In the event of a change in control of the Company, outstanding awards under the Plan may be subject to accelerated vesting or settlement as provided in the individual award agreements. Upon the occurrence of certain corporate transactions, which may include a change in control, outstanding awards generally will be subject to the terms of the agreement entered into in connection with the transaction, which may provide for the assumption or substitution of awards by the surviving corporation or its parent or subsidiary, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

Nontransferability of Awards.  Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an NSO to certain family members (including trusts and foundations for their benefit). Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee.

Amendment and Termination.  Subject to applicable laws and stock exchange listing standards requiring shareholder approval under certain circumstances, our Board of Directors may, at any time, amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the applicable participants.

Plan Benefits.  All grants of awards under the Plan will be discretionary and, therefore, the benefits and amounts that will be received under the Plan are not determinable.

Federal Income Tax Consequences.  The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards to be granted under the Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

NSOs. No taxable income is reportable when a NSO is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the recipient if the appropriate holding period under federal tax law is met for such treatment.

ISOs. No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units. A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Performance Awards. Typically, a recipient will not have taxable income upon the grant of a performance awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the recipient.

Tax Effect for the Company. We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

No Appraisal Rights

Our shareholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Plan.

Information Regarding the Share Issuance

Reasons for Share Issuance

On January 30, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a Hong Kong company (“BT”), pursuant to which the Company agreed to purchase and BT agreed to sell all of the outstanding capital stock (the “SVG Common Shares”) of Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”) for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note (the “Note”) with the principal and interest thereon convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Wecast Common Shares”) at a conversion rate of $1.50 per Wecast Common Share pursuant to the terms of the Note.

The Board of Directors believes that the transaction with BT provides a tremendous opportunity to innovate and disrupt certain global supply chains and to provide the foundation for our goal towards becoming a next generation global brand driven by AI and Big Data.

Pursuant to the terms of the Purchase Agreement, the Company issued the Note that is convertible at a conversion rate of $1.50 per Wecast Common Share. The Note has a stated principal amount of $50 million, bears interest at the rate of 0.56% per annum and matures December 31, 2018, as amended. In the event of default, the Note will become immediately due and payable. Pursuant to the terms of the Note, once any necessary shareholder approval is received, the unpaid principal and interest thereon will automatically convert into the Wecast Common Shares in accordance with a guarantee that certain financial goals will be achieved.

The Purchase Agreement and the Note were filed as Exhibits 10.36 and 10.37, respectively, to our Annual Report on Form 10-K filed with the SEC on March 31, 2017. The Note was amended on December 31, 2017 to extend its maturity date to December 31, 2018 and such amendment is filed as Exhibit 10.52 to our Annual Report on Form 10-K filed with the SEC on March 31, 2017.

Approval of Share Issuance

On August 3, 2018, the Board approved and on August 28, 2018 the holders of 40,827,931 of the outstanding votes entitled to vote on the matter, representing 55.12% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Share Issuance. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Share Issuance, and no other vote or proxy is required of the shareholders.

No Appraisal Rights

Our shareholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Share Issuance.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of August 6, 2018 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our executive officers and directors as a group; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Ideanomics, Inc., at 55 Broadway, 19th Floor, New York, NY 10006.

Shares Beneficially Owned (1)
Name and Address of		Common Stock(2)			Series A Preferred Stock(3)		Combined Common Stock and Series A(4)
Beneficial Owner	Office, If Any	Shares		% of Class	Shares	% of Class	Votes		Percentage
Directors and Officers
Bruno Wu	CEO and Chairman	22,667,331		32.8%	7,000,000	100%	32,000,661	(5)	40.9%
Federico Tovar	CFO	60,000	(10)	*	0	*	60,000		*
Shane McMahon	Vice Chairman	6,226,110	(6)	8.7%	0	*	6,226,110		7.6%
James Cassano	Director	232,070	(7)	*	0	*	232,070		*
Jin Shi	Director	199,763	(8)	*	0	*	199,763		*
Jerry Fan	Director	155,081	(9)	*	0	*	155,081		*
Robert Benya	Chief Revenue Officer and Director	100,000	(11)	*	0	*	100,000		*
Kang Zhao	Director	60,000	(12)	*	0	*	60,000		*

All officers and directors as a group (8 persons named above)		29,690,355		40.4%	7,000,000	100%	39,023,688		47.2%
5% Securities Holders

C Media Limited
CN11 Legend Town, No. 1 Ba Li Zhuang Dong Li Chaoyang District, Beijing 100025 China		5,714,285		8.3%	0	*	5,714,285		7.3%

Sun Seven Stars Media Group Limited
Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands		5,620,968		8.2%	0	*	5,620,968	(5)	7.2%

Hong Kong Guoyuan Group Capital Holdings Limited
Room 1201, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong		5,494,505		8.0%	0	*	5,494,505		7.0%

Vidente Co., Ltd.
Ace High-End Tower 8, 12th Floor Seoul 153797 Republic of Korea		3,636,364		5.3%	0	*	3,636,364		4.6%

Wecast Media Investment Management Limited
Wing On Centre, 111 Connaught Road Central, 16th Floor, Hong Kong		3,094,844		4.5%	7,000,000	100%	12,428,174	(5)	15.9%

*	Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	A total of 73,142,299 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of August 6, 2018.

(3)	Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of August 6, 2018, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(5)	Includes (i) 7,000,000 shares of Series A Preferred Stock, (ii) 22,507,588 shares of Common Stock, (iii) 14,793 shares of Common Stock and vested 159,743 restricted shares units are beneficially owned directly by Bruno Wu and 189,091 shares of Common Stock are beneficially owned by Lan Yang, the spouse of Bruno Wu. 3,094,844 shares of Common Stock and the 7,000,000 shares of Series A Preferred Stock are beneficially owned directly by Wecast Media Investment Management Limited, a Hong Kong Company (“WMIML”) a wholly–owned subsidiary of Shanghai Sun Seven Stars Cultural Development Limited, a PRC company (“SSSSCD”) a wholly– owned subsidiary of Tianjin Sun Seven Stars Culture Development Limited, a PRC company (“TSSSCD”) a wholly–owned subsidiary of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”) a directly controlled subsidiary of Tianjin Sun Seven Stars Partnership Management Co., Ltd., a PRC company (“TSSS”). Lan Yang, who is the direct controlling shareholder and the Chairperson of TSSS, is the spouse of the Company’s director Bruno Wu, who serves as the Chairman, Chief Executive Officer and as a director of SSS. 5,620,968 shares of Common Stock are beneficially owned directly by Sun Seven Stars Media Group Limited, a British Virgin Islands Company (“SSSMG”) a wholly-owned entity of Lan Yang. 1,652,376 shares of Common Stock are beneficially owned directly by Seven Stars Global Cloud Group Limited (“SSGCG”, formally known as Wecast Media Group Limited, “WMG”), a Hong Kong Company and a wholly-owned subsidiary of BT Capital Global Limited, a British Virgin Islands Company (“BT”) a wholly-owned subsidiary of SSSMG. 11,935,516 shares of Common Stock, beneficially owned by WMG earlier, were distributed to certain shareholders on September 1, 2017. As a condition to the distributions, the Company entered into a Stockholder Proxy and Lock-Up Agreement (the “Proxy Agreement”) with Mr. Wu and the shareholders. Pursuant to the terms of the Proxy Agreement, each shareholder (i) provided Mr. Wu the right to vote such shareholder’s shares until the shareholder ceases to be the holder of such shares of Common Stock, and (ii) agreed not to, without the prior written consent of the Company, sell, transfer and/or otherwise dispose of, any of such shareholder’s shares of Common Stock until the later of one (1) year from the date of (i) the execution of the Proxy Agreement or (ii) the date on which the shareholder becomes the legal holder of the Shares, whichever is later. Each of BT, SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD shares with WMIML, SSSMG and SSGCG voting and dispositive power over the securities held by WMIML, SSSMG and SSGCG. Each of BT, SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD expressly disclaims beneficial ownership of securities held by any person or entity, except to the extent of their pecuniary interest therein.

(6)	Includes (i) 3,272,728 shares of Common Stock, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share, (v) 75,800 shares of Common Stock underlying options exercisable within 60 days at $5.57 per share, and (vi) 64,488 vested restricted shares units. In addition, Mr. McMahon’s shares of Common Stock includes 2,073,095 shares of Common Stock, issuable within 60 days, upon conversion of a promissory note which is convertible into Common Stock at a conversion price of $1.50, until December 31, 2019.

(7)	Includes (i) 69,475 shares of Common Stock, (ii)13,333 shares underlying options exercisable within 60 days at $2.00 per share, (iii) 8,974 shares underlying options exercisable within 60 days at $2.91 per share, (iv)75,800 shares underlying options exercisable within 60 days at $5.57 and (v) 64,488 vested restricted shares units.

(8)	Includes (i) 59,475 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) 64,488 vested restricted shares units.

(9)	Includes (i) 14,793 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) vested 64,488 restricted shares units.

(10)	Includes vested 60,000 restricted shares units.

(11)	Includes vested 100,000 restricted shares units.

(12)	Includes vested 60,000 restricted shares units.

Additional Information about the Company

We file annual, quarterly and other reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov and on our corporate website at http://corporate.yod.com. You may also read and copy, at the SEC’s prescribed rates, any document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of the Company’s filings with the SEC, at no cost, by writing to us at 55 Broadway, 19th Floor, New York, New York 10006.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the board of directors:

Date: September 11, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chairman and Chief Executive Officer

APPENDIX A

SEVEN STARS CLOUD GROUP, INC.

AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. YOU on Demand Holdings, Inc., a Nevada corporation (the “Company”) hereby establishes the Seven Stars Cloud Group, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”).The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2.	Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i)              Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control; or

(ii)             The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

(iii)            A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)            The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is the change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means YOU on Demand Holdings, Inc., a Nevada corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means total and permanent disability as determined by the Administrator in its discretion in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)              If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)             If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCBB”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”) , the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2010 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.	Stock Subject to the Plan.

a.	Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is thirty one million five hundred thousand (31,500,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

b.	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

c.	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

a.	Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

b.	Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i.	to determine the Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted hereunder;

iii.	to determine the number of Shares to be covered by each Award granted hereunder;

iv.	to approve forms of agreement for use under the Plan;

v.	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

vi.	subject to Section 15(c) of the Plan, to reduce, without prior stockholder approval, the exercise price of any Award to the then current Fair Market Value of the Common Stock covered by such Award if the Fair Market Value has declined since the Grant Date;

vii.	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

viii.	to prescribe, amend and rescind rules and regulations relating to the Plan;

ix.	to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

x.	to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

xi.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii.	to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

xiii.	to make all other determinations deemed necessary or advisable for administering the Plan.

c.	Effect of Administrator's Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5.	Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6.	Stock Options.

a.	Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

b.	Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

c.	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

d.	Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

e.	Time and Form of Payment.

i.	Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

ii.	Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

iii.	Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1)               cash;

(2)               check;

(3)               to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4)               other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5)               to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6)               by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7)               any combination of the foregoing methods of payment; or

(8)               such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

f.	Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7.	Restricted Stock.

a.	Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.	Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c.	Vesting Conditions and Other Terms.

i.	Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company- wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

ii.	Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

iii.	Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

iv.	Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.	Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.

e.	Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

a.	Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.	Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.	Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d.	Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

e.	Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9.	Stock Appreciation Rights.

a.	Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.	Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.	Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

d.	Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

e.	Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10.	Performance Units and Performance Shares.

a.	Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b.	Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.	Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

d.	Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

e.	Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

f.	Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11.	Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12.	Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

b.	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.	Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.	Tax Withholding.

a.	Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

b.	Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.	Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

a.	Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

i.	Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of thirty one million five hundred thousand (31,500,000) Shares may be issued as ISOs under the Plan.

ii.	General Rule. Only Employees shall be eligible for the grant of ISOs.

iii.	Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

iv.	Award Agreement.

(1)               The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2)               The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3)               The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4)               The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

v.	Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

vi.	“Disability”, for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

vii.	Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

b.	Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

i.	Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

ii.	Maximum Amount.

(1)               Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is one hundred million (100,000,000) Shares;

(2)               For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of fifty million (50,000,000) Shares on the Grant Date; and

(3)               The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of fifty million (50,000,000) Shares on the Grant Date.

iii.	Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1)               Increased revenue;

(2)               Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3)               Stock price measures (including but not limited to growth measures and total stockholder return);

(4)               Market share;

(5)               Earnings per Share (actual or targeted growth);

(6)               Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7)               Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8)               Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9)               Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10)             Expense measures (including but not limited to overhead cost and general and administrative expense);

(11)             Margins;

(12)             Stockholder value;

(13)             Total stockholder return;

(14)             Proceeds from dispositions;

(15)             Production volumes;

(16)             Total market value; and

(17)             Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

c.	Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16.	No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant's right or the Company's or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.	Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption. Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year before or after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18.	Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19.	Amendment and Termination of the Plan.

a.	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b.	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	Conditions Upon Issuance of Shares.

a.	Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.	Exchange Programs. The Administrator may authorize the Company, without prior stockholder approval, to institute one or more Exchange Programs. An Exchange Program may, at the discretion of the Administrator, be offered to individual Participants selected by the Administrator on a case-by-case basis, or to a class of Participants identified by the Administrator. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion, not inconsistent with the terms of the Plan, including without limitation, Section 15(c); provided however, that no Exchange Program may adversely affect the rights of a Participant under an outstanding Award unless the Participant consents in writing to be bound by the terms and conditions of the Exchange Program..

23.	Substitution and Assumption of Awards. The Administrator may make Awards under the Plan that assume, substitute or replace performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The Administrator may also cause the Plan to assume an equity-based award granted by the Company prior to the adoption and approval of the Plan or substitute or replace such prior award with a similar type of Award under this Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), ,(i) in the case of an Award that assumes, substitutes or replaces an award of another entity pursuant to a corporate transaction, such Award shall be subject to the same terms and conditions as the original award, with such adjustments or modifications as the Administrator deems necessary and appropriate to give effect to the relevant provisions of any agreement entered into in connection with the such corporate transaction or (ii) in the case of an Award that assumes, substitutes or replaces a prior Company award, such Award shall be subject to the same terms and conditions as the original award, except to the extent that any such term or condition is inconsistent with the Plan, in which event the terms of the Plan shall control. Notwithstanding the foregoing, in no event may the assumption, substitution or replacement of a prior Company award with an Award under the Plan adversely affect the Participant’s rights under the prior Company award unless the Participant consents in writing to such assumption, substitution or replacement. Shares issued pursuant to assumed, substituted or replaced awards shall count against the total number of shares authorized to be issued under the Plan pursuant to Section 3.

24.	Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

Appendix B

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

Seven Stars Cloud Group, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1 is hereby amended to read: “The name of the Corporation is Ideanomics, Inc.”

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

55.12%

4.	Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised 1-5-15

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